As filed with the Securities and Exchange Commission on December 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANTEC INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)

300-10220 103 Avenue NW

Edmonton, Alberta, Canada T5J 0K4

(Address of principal executive offices)

STANTEC

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Stantec Consulting Services Inc.

410 17th Street, Suite 1400, Denver, CO 80202-4427

(303) 295-1717

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	Plan Information.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Stantec Employee Stock Purchase Plan of Stantec Inc. (the “Registrant”), as specified by Rule 428(b)(1) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission, but each such document constitutes, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in each Section 10(a) prospectus. The Registrant will also furnish without charge to any person to whom a prospectus is delivered, upon written or oral request, all other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests should be directed to the General Counsel and Corporate Secretary of Stantec Inc. at 10220 103 Ave NW Suite 300, Edmonton, Alberta, Canada, T5J 0K4, telephone: (780) 917-7000, email: legal@stantec.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2023, filed with the Commission on February 28, 2024.

(b)

The Registrant’s Reports on Form 6-K furnished to the Commission on February  28, 2024; February 29, 2024; March  27, 2024; April 2, 2024; April  17, 2024; April 30, 2024; May  1, 2024; May 8, 2024; May 9, 2024; June 26, 2024; July 2, 2024; August 7, 2024; August  12, 2024; August 15, 2024; October  3, 2024; November 7, 2024; November  13, 2024; December 5, 2024; December  11, 2024; and December 12, 2024.

(c)

The Registrant’s description of its common shares set forth under the heading “Description of Share Capital” included in the Registrant’s registration statement on Form F-10 (File No. 333-210450), originally filed with the Commission on March 29, 2016 and as subsequently amended.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents. In addition, reports on Form 6-K furnished by the Registrant to the Commission shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date such documents are furnished to the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

Under the Canada Business Corporations Act (the “Corporations Act”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, provided (i) that the director, officer or individual, as the case may be, acted honestly and in good faith with a view to the best interests of the Registrant or to the best interest of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request and, (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful. A Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual is required to repay the moneys if he or she does not fulfil the conditions above. Such indemnification may be made or moneys advanced in connection with an action by or on behalf of the Registrant or such other entity to procure a judgment in its favour only with court approval. An individual is entitled to indemnification from the Registrant in respect of all costs, charges, and expenses reasonably incurred by the individual in connection with any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity, if the individual seeking the indemnity (i) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and (ii) fulfilled the conditions set forth above.

The by-laws of the Registrant provide that, subject to the limitations and provisions contained in the Corporations Act, the Registrant shall indemnify each director, each officer, each former director, each former officer and each person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason or being or having been a director or officer of the Registrant or such body corporate, if he or she acted honestly and in good faith with a view to the Registrant’s best interests and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he or she had reasonable grounds for believing his or her conduct was lawful.

The Registrant maintains directors’ and officers’ liability insurance which, subject to the provisions contained in the policy, protects the directors and officers, as such, against all claims during the term of their office provided they acted honestly and in good faith with a view to the best interests of the Registrant.

ITEM 7.	Exemption from Registration Claimed.

Not Applicable.

ITEM 8.	Exhibits.

The exhibits listed under the caption “Exhibits Index” of this Registration Statement are incorporated by reference herein.

ITEM 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBITS INDEX

Exhibit Number	Description

4.1	Restated Certificate and Articles of Incorporation of Stantec Inc.

4.2	Amended and Restated By-Law No. 1 of Stantec Inc.

4.3	By-Law No. 2 of Stantec Inc.

4.4	Stantec Employee Stock Purchase Plan.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Powers of Attorney (contained on the signature pages of this Registration Statement).

107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmonton, Province of Alberta, Country of Canada, on this 19th day of December, 2024.

STANTEC INC.

By:	/s/ Vito Culmone
	Name:	Vito Culmone
	Title:	Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gordon A. Johnston, Vito Culmone and Paul J.D. Alpern his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gordon A. Johnston Gordon A. Johnston	President and Chief Executive Officer, and Director (Principal Executive Officer)	December 19, 2024

/s/ Vito Culmone Vito Culmone	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2024

/s/ Douglas K. Ammerman Douglas K. Ammerman	Chair of the Board and Director	December 19, 2024

/s/ Martin A. à Porta Martin A. à Porta	Director	December 19, 2024

/s/ Shelley A.M. Brown Shelley A.M. Brown	Director	December 19, 2024

/s/ Angeline G. Chen Angeline G. Chen	Director	December 19, 2024

/s/ Donald J. Lowry Donald J. Lowry	Director	December 19, 2024

/s/ Marie-Lucie Morin Marie-Lucie Morin	Director	December 19, 2024

/s/ Celina J. Wang Doka Celina J. Wang Doka	Director	December 19, 2024

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Stantec Inc. in the United States on this 19th day of December, 2024.

STANTEC CONSULTING SERVICES INC.

By:	/s/ Christopher O. Heisler
Name: Christopher O. Heisler
Title: Secretary